Geospatial Corporation S-1

EXHIBIT 10.10

GEOSPATIAL CORPORATION

STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement (this “Agreement”) is made and entered into as of October 18, 2013 by and between GEOSPATIAL CORPORATION, a Nevada corporation (the “Company”) and Troy Taggart (the “Participant”).

Grant Date: _________ October 18, 2013 __________________

Number of SARs: _________ 3,000,000 ____________________

Exercise Price per SAR: __________ $0.07 _______________

Expiration Date: _________ October 18, 2023 _______________

1.           Grant of SARs.

1.1         Grant. The Company hereby grants to the Participant an aggregate of 3,000,000 stock appreciation rights (the “SARs”). Each SAR entitles the Grantee to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise, over (b) the Exercise Price (the “Appreciation Value”). The SARs are being granted pursuant to the terms of the Company’s 2013 Equity Incentive Plan (the “Plan”).

1.2         Consideration; Subject to Plan. The grant of the SARs is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.           Vesting.

2.1         Vesting Schedule. The SARs will vest and become exercisable in three equal installments with the first installment being on the Grant Date and the balance on each of the first and second anniversaries of the Grant Date. Except as otherwise provided in this Agreement, the unvested SARs will not be exercisable on or after the Participant’s termination of Continuous Service.

2.2         Expiration. The SARs will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.           Termination of Continuous Service.

3.1         Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2         Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3         Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4         Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested SARs may be exercised by the Participant’s estate, by a person who acquired the right to exercise the SARs by bequest or inheritance or by the person designated to exercise the SARs upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

4.           Manner of Exercise.

4.1         When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof, by following the procedures set forth in this Section 4. If partially exercised, the Participant may exercise the remaining unexercised portion of the SARs at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof. No SARs shall be exercisable after the Expiration Date.

4.2         Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) to the Chief Financial Officer of the Company which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires.

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4.3         Documentation of Right to Exercise. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

4.4         Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed exercise notice. If the notice is received after business hours on such date, then the SAR shall be deemed to be exercised on the business date immediately following the business date such notice is received by the Company.

5.           Withholding. Prior to the payment of the Appreciation Value in connection with the exercise of the SARs, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. If approved by the Committee in its discretion, the minimum required withholding obligations may be settled by the delivery to the Company of previously owned and unencumbered shares of Common Stock.

6.           Form of Payment. Upon the exercise of all or a portion of the SARs, the Participant shall be entitled to a payment in cash or stock (solely at the discretion of the Committee) equal to the Appreciation Value of the SARs being exercised, less any amounts withheld pursuant to Section 5.

7.           Section 409A; No Deferral of Compensation. Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the “Code”). The Company reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.

8.           No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause.

9.           Transferability. The SARs are not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the SARs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs will terminate and become of no further effect.

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10.          Change in Control.

10.1        Effect on SARs. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the SARs shall become immediately vested and exercisable.

10.2        Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the SARs and pay to the Participant the Appreciation Value of the SARs based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the SAR equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the SAR without the payment of consideration therefor.

11.          Adjustments. The SARs may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

12.          Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the SARs and (b) does not commit to structure the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

13.          Non-competition and Non-solicitation.

13.1        In consideration of the SARs, the Participant agrees and covenants not to:

(a)        contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of Infrastructure Mapping or Software Development for a period of 36 months following the Participant’s termination of Continuous Service;

(b)        directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for 36 months following the Participant’s termination of Continuous Service; or

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(c)        directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of 36 months following the Participant’s termination of Continuous Service.

13.2        In the event of a breach or threatened breach of any of the covenants contained in Section 13.1:

(a)        any unvested SARs shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and

(b)        the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

14.          Compliance with Law. The exercise of the SARs shall be subject to compliance by the Company and the Participant with all Applicable Laws, including the requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. The Participant may not exercise the SARs if such exercise would violate any applicable Federal or state securities laws or other laws or regulations. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

15.          Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16.          Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

17.          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

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18.          SARs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

20.          Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21.          Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

22.          Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the SAR, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

23.          No Impact on Other Benefits. The value of the Participant’s SARs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

24.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25.          Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the SARs and that the Participant should consult a tax advisor prior to such exercise.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	CEO

Troy Taggart

By:	/s/ Troy Taggart
Name:	Troy Taggart